For further information:
Dennis Klaeser, CFO
PrivateBancorp, Inc.
312-683-7100
For Immediate Release

PrivateBancorp Reports Record Earnings Per Share of $0.36,
an increase of 29 percent over the prior year fourth quarter

Chicago, IL, January 18, 2005--- PrivateBancorp, Inc. (NASDAQ: PVTB) today reported earnings of $0.36 per diluted share for the fourth quarter of 2004, an increase of 29 percent compared to fourth qu```arter 2003 earnings per diluted share of $0.28. Net income for the fourth quarter was $7.5 million, an increase of 32 percent over fourth quarter 2003 net income of $5.7 million. Earnings per diluted share for the twelve months ended December 31, 2004 was $1.30, an increase of 23 percent from 2003 diluted earnings per share of $1.06. Net income for the twelve months ended December 31, 2004 was $27.0 million compared to net income of $19.1 million for the twelve months ended December 31, 2003. All per share amounts have been adjusted to reflect the two-for-one stock split that occurred on May 31, 2004.
"Increased earnings were fueled by strong growth in our core banking business. Loan demand has been substantial, with total loans outstanding up 35 percent since the prior year-end, and credit quality remaining very high. We have also experienced core deposit growth of 32 percent year over year. Our wealth management business continued its strong performance, with assets under management increasing by 16 percent during the year," said Ralph B. Mandell, Chairman, President and CEO.
Net interest income totaled $20.2 million in the fourth quarter of 2004, an increase of 20 percent over fourth quarter 2003 net interest income of $16.8 million, primarily due to growth in average earning assets. Net interest margin (on a tax equivalent basis) was 3.63 percent in the fourth quarter 2004, down from 3.82 percent in the prior year fourth quarter and up from 3.58 percent in the third quarter of 2004. On a quarter linked basis, yields on earning assets increased by 24 basis points offset by an increase in the cost of funds of 22 basis points. The increase in earning asset yields was primarily due to the increases in the prime interest rate during the fourth quarter. Approximately two-thirds of the loan portfolio floats with prime or is indexed to other short-term interest rates. The increase in cost of funds was primarily due to increased costs of wholesale funds and short-term borrowings.
At the end of the year, the Company had a total of $207.0 million invested in the stock of the Federal Home Loan Bank of Chicago (FHLBC). As a result of strong loan growth and to take advantage of increasing yields available in other earning assets, on January 11, 2005, the Company redeemed $20.0 million of its FHLBC stock, reducing this investment to $187.0 million. The Company’s annualized yield on this investment was 6.0 percent for the fourth quarter 2004, and will be a maximum of 5.5 percent for the first quarter 2005. The Company closely monitors the activities of the FHLBC, and continues to believe the FHLBC stock is a prudent investment for the Company.
    The provision for loan losses was $1.5 million for the fourth quarter of 2004, compared to $1.6 million in the prior year fourth quarter and $851,000 in the third quarter of 2004. Net charge-offs totaled $262,000 in the quarter ended December 31, 2004 versus net charge-offs of $360,000 in the prior year quarter and net charge-offs of $404,000 in the third quarter of 2004. At December 31, 2004, nonperforming loans as a percentage of total loans were 0.15 percent, an increase from 0.09 percent in the prior year quarter and a decrease from 0.17 percent at September 30, 2004. Non-performing loans increased to $2.5 million at December 31, 2004 compared to $2.4 million at September 30, 2004, and non-accrual loans increased to $1.1 million from $797,000 in the third quarter. The increase in non-accrual loans during the fourth quarter 2004 was primarily due to two commercial loans with aggregate exposure of $330,000. The Company believes its overall asset quality remains strong. Additionally, asset quality trends continue to be positive as measured by watch list loans, which decreased year over year. As a result, the Company’s allowance for loan losses as a percentage of total loans decreased to 1.15 percent as of December 31, 2004, from 1.21 percent at September 30, 2004 and 1.23 percent at December 31, 2003.
    Non-interest income was $3.7 million in the fourth quarter 2004, reflecting an increase of approximately $710,000 from the fourth quarter 2003, despite a decrease of $134,000 due to the combination of securities losses of $123,000 and fair market loss adjustments on an interest rate swap of $11,000. In the fourth quarter 2003, securities losses of $163,000 combined with $280,000 of gains on the interest rate swap resulted in $117,000 of non-interest income.
Wealth management, mortgage banking and other income increased by $961,000, or 33 percent, from the prior year quarter, and decreased $49,000, or 1 percent, over the third quarter 2004. The growth in non-interest income as compared to the prior year quarter was primarily driven by growth in wealth management fee income, which grew $257,500, or 14 percent, to $2.1 million compared to $1.9 million for the fourth quarter 2003 and was flat with third quarter 2004. Wealth management assets under management increased 16 percent to $1.73 billion at December 31, 2004 compared to $1.49 billion at December 31, 2003 and $1.62 billion at September 30, 2004. Residential mortgage fee income was $834,000 for the fourth quarter 2004, up $383,000 from $451,000 in the fourth quarter 2003 and up from $776,000 in the third quarter 2004.
Non-interest expense increased 16 percent to $12.0 million in the fourth quarter 2004 from $10.4 million in the prior year quarter and increased 1 percent from $11.9 million in third quarter 2004. Full-time equivalent employees at quarter’s end increased 19 percent to 261 from 219 at December 31, 2003 and increased 3 percent from 253 at September 30, 2004. During 2004, the Company added 17 managing directors, increasing the number of managing directors to 80 compared to 63 at December 31, 2003 and 72 managing directors at September 30, 2004. The efficiency ratio was 49 percent in the fourth quarter 2004 compared to 50 percent in the prior year quarter and in the third quarter 2004.
During the fourth quarter, the Company’s subsidiary, The PrivateBank and Trust Company, announced that it had signed a long-term 67,000 sq. ft. lease at 70 West Madison Street in Chicago. The Company will relocate its headquarters and Loop banking office to that location by mid 2006. The Company and the Bank’s downtown Chicago office have been located at Ten North Dearborn, Chicago, since the Company’s founding in 1989, where it now occupies approximately 42,000 sq. ft. over seven floors.
Total assets were $2.5 billion at December 31, 2004 compared to $2.0 billion at December 31, 2003, an increase of 28 percent. Asset growth was driven primarily by loan growth, which increased 35 percent year over year to $1.7 billion at December 31, 2004 and grew 12 percent from September 30, 2004.
Deposits increased by 21 percent to $1.9 billion during the year as compared to $1.5 billion at December 31, 2003 and increased by 4 percent from $1.8 billion as of September 30, 2004. Core deposits, defined as total deposits less brokered deposits, increased 32 percent during the year to $1.4 billion compared with $1.1 billion at December 31, 2003 and remained unchanged from $1.4 billion at September 30, 2004. Brokered deposits were $423.1 million at December 31, 2004, a decrease of 6 percent, or $24.8 million, from $447.9 million at December 31, 2003 and an increase of 19 percent, or $66.8 million, from $356.4 million at September 30, 2004. Funds borrowed, which include Federal Home Loan Bank advances, increased 89 percent to $414.5 million at December 31, 2004 from $219.6 million at December 31, 2003 and up from $301.6 million at September 30, 2004, an increase of 37 percent.
PrivateBancorp, Inc. was organized in 1989 to provide highly personalized financial services primarily to affluent individuals, professionals, owners of closely held businesses and commercial real estate investors. The Company operates two banking subsidiaries, The PrivateBank and Trust Company and The PrivateBank - St. Louis, and a mortgage company, The PrivateBank Mortgage Company. The PrivateBank and Trust Company subsidiary has a controlling interest in a Chicago-based investment advisor, Lodestar Investment Counsel, LLC. The Company, which had assets of $2.5 billion at December 31, 2004, currently has banking offices in Chicago, Wilmette, Oak Brook, St. Charles, Lake Forest, Winnetka, and Geneva, Illinois, and in St. Louis, Missouri. In April 2004 the Company announced plans to open two new offices -- one on Chicago’s Gold Coast in the historic Palmolive Building at the corner of North Michigan Avenue and Walton Place and one in downtown Milwaukee to be known as The PrivateBank. On December 20, 2004, Wallace L. Head joined the Company as chief executive officer of a new soon-to-be created subsidiary which will include the Company’s wealth management and trust business. This subsidiary will include Lodestar as well as our trust company, both of which are now part of The PrivateBank Chicago.

Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.'s website at www.pvtb.com.

Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing, greater than anticipated deterioration in asset quality due to a prolonged economic downturn in the greater Chicago and St. Louis metropolitan areas, legislative or regulatory changes, adverse developments in the Company’s loan or investment portfolios, changes in the current redemption practices of the FHLBC relating to its stock, unexpected difficulties in integrating or operating the mortgage banking business, unanticipated construction or other delays relating to our new offices to be located in Chicago and in Milwaukee, Wisconsin, competition and the possible dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events.

Editor’s Note: Financial highlights attached.

Consolidated Statements of Income
(dollars in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
	unaudited	audited	unaudited	audited
Interest Income
Interest and fees on loans	$22,802	$16,588	$79,499	$62,793
Interest on investment securities	9,386	7,773	33,571	24,633
Interest on short-term investments	12	6	40	68
Total Interest Income	32,200	24,367	113,110	87,494

Interest Expense
Interest on deposits	9,495	6,140	30,970	23,912
Interest on borrowings	2,049	970	6,659	4,502
Interest on long-term debt - trust preferred securities	484	485	1,939	1,940
Total Interest Expense	12,028	7,595	39,568	30,354

Net Interest Income	20,172	16,772	73,542	57,140
Provision for loan losses	1,498	1,595	4,399	4,373
Net Interest Income After Provision	18,674	15,177	69,143	52,767

Non Interest Income
Wealth management income	2,113	1,856	8,316	6,630
Mortgage banking income	834	451	2,856	3,474
Other income	903	582	3,029	2,324
Net securities gains (losses)	(123)	(163)	968	1,759
(Losses) gains on interest rate swap	(11)	280	(870)	(239)
Total Non Interest Income	3,716	3,006	14,299	13,948

Non Interest Expense
Salaries and benefits	7,124	5,670	26,027	20,856
Occupancy expense	1,567	1,472	5,671	5,564
Professional fees	1,082	1,189	5,054	4,672
Marketing	695	678	2,521	2,527
Data processing	529	391	2,009	1,528
Amortization of intangibles	42	42	168	169
Insurance	276	200	919	700
Other operating expenses	717	724	3,305	4,128
Total Non Interest Expense	12,032	10,366	45,674	40,144

Minority interest expense	64	52	270	193
Income Before Income Taxes	10,294	7,765	37,498	26,378
Income tax expense	2,768	2,042	10,503	7,309
Net Income	$7,526	$5,723	$26,995	$19,069

Weighted Average Shares Outstanding	19,911,662	19,321,310	19,725,855	16,974,407
Diluted Average Shares Outstanding	20,992,893	20,581,020	20,706,118	17,981,092

Earnings Per Share
Basic	$ 0.38	$ 0.30	$ 1.37	$ 1.12
Diluted	$ 0.36	$ 0.28	$ 1.30	$ 1.06

Note 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.
Note 2: All previously reported share and per share data has been restated to reflect the 2-for-1 stock split, effected in the form of a stock dividend, which occurred on May 31, 2004

Consolidated Balance Sheets
(dollars in thousands except per share data)

	12/31/04	09/30/04	12/31/03
	unaudited	unaudited	audited
Assets
Cash and due from banks	$49,534	$44,814	$49,115
Short-term investments	1,120	11,004	985
Investment securities: available-for-sale	763,985	759,328	669,262
Loans held for sale	7,200	8,014	4,420

Loans	1,653,363	1,471,083	1,224,657
Allowance for loan losses	(18,986)	(17,751)	(15,100)
Net loans	1,634,377	1,453,332	1,209,557

Premises and equipment, net	6,486	6,013	6,233
Goodwill	20,547	20,547	19,242
Other assets	52,568	49,314	26,109
Total Assets	$2,535,817	$2,352,366	$1,984,923

Liabilities
Non-interest bearing deposits	$165,170	$170,315	$135,110
Interest bearing deposits	1,707,465	1,638,217	1,412,249
Total deposits	1,872,635	1,808,532	1,547,359

Funds borrowed	414,519	301,558	219,563
Long-term debt - trust preferred securities	20,000	20,000	20,000
Other liabilities	34,590	35,241	31,045
Total Liabilities	2,341,744	2,165,331	1,817,967

Stockholders' Equity
Common stock and additional paid-in-capital less treasury stock	118,284	117,653	113,650
Retained earnings	73,789	64,136	46,193
Accumulated other comprehensive income	7,056	9,842	9,909
Deferred compensation	(5,056)	(4,596)	(2,796)
Total Stockholders' Equity	194,073	187,035	166,956

Total Liabilities and
Stockholders' Equity	$2,535,817	$2,352,366	$1,984,923

Book Value Per Share	$9.51	$9.19	$8.47

Note 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.

Note 2: All previously reported share and per share data has been restated to reflect the 2-for-1 stock split, effected in the form of a stock dividend, which occurred on May 31, 2004

Key Financial Data
Unaudited
(dollars in thousands except per share data)

		4Q04	3Q04	2Q04	1Q04	4Q03
Key Statistics
	Net income	$7,526	$7,063	$6,456	$5,950	$5,723
	Basic earnings per share	$0.38	$0.35	$0.33	$0.31	$0.30
	Diluted earnings per share	$0.36	$0.34	$0.31	$0.29	$0.28

	Return on average total assets	1.24%	1.23%	1.20%	1.17%	1.19%
	Return on average total equity	15.65%	15.29%	14.86%	13.87%	14.03%
	Dividend payout ratio	8.11%	8.63%	9.42%	10.03%	6.89%
	Fee revenue as a percent of total revenue (1)	16.03%	17.41%	16.69%	14.51%	14.69%

	Non-interest income to average assets	0.61%	0.71%	0.67%	0.57%	0.63%
	Non-interest expense to average assets	1.98%	2.08%	2.08%	2.08%	2.16%
	Net overhead ratio (2)	1.37%	1.37%	1.41%	1.51%	1.53%
	Efficiency ratio (3)	48.3%	50.0%	50.8%	49.1%	50.1%

	Net interest margin (4)	3.63%	3.58%	3.51%	3.80%	3.82%
	Yield on average earning assets	5.70%	5.46%	5.27%	5.46%	5.48%
	Cost of average interest-bearing liabilities	2.36%	2.14%	2.03%	1.89%	1.88%
	Net interest spread (5)	3.34%	3.32%	3.24%	3.57%	3.60%
	Tax equivalent adjustment to net interest income (6)	$1,040	$1,224	$1,100	$1,017	$925

(1)	Represents wealth management, mortgage banking and other income as a percentage of the sum of net interest income and wealth management, mortgage banking and other income.
(2)	Non-interest expense less non-interest income divided by average total assets.
(3)	Non-interest expense divided by the sum of net interest income, on a tax equivalent basis, plus non-interest income.
(4)	Net interest income, on a tax equivalent basis, divided by average interest-earning assets.
(5)	Yield on average interest-earning assets less rate on average interest-bearing liabilities.
(6)
The company adjusts GAAP reported net interest income by the tax equivalent adjustment amount to account for the tax attributes on federally tax exempt municipal securities. For GAAP purposes, tax benefits associated with federally tax exempt municipal securities are recorded as a benefit in income tax expense. The following table reconciles reported net interest income to net interest income on a tax equivalent basis for the periods presented:

		Reconciliation of net interest income to net interest income on a tax equivalent basis
		4Q04	3Q04	2Q04	1Q04	4Q03
	Net interest income	$ 20,172	$ 18,485	$ 17,334	$ 17,551	$ 16,772
	Tax equivalent adjustment to net interest income	1,040	1,224	1,100	1,017	925
	Net interest income, tax equivalent basis	$ 21,212	$ 19,709	$ 18,434	$ 18,568	$ 17,697

Note:	All previously reported share and per share data has been restated to reflect the 2-for-1 stock split, effected in the form of a stock dividend, which occurred on May 31, 2004

Key Financial Data
Unaudited
(dollars in thousands except per share data)

	4Q04		3Q04		2Q04		1Q04		4Q03
Balance Sheet Ratios
Loans to Deposits (period end)	88.29%		81.34%		84.12%		82.86%		79.14%

Average interest-earning assets to average interest-bearing liabilities	114.1		114.0		114.9		113.5		113.9

Per Share Data
Dividends	$0.03		$0.03		$0.03		$0.03		$0.02
Book value (period end)	$9.51		$9.19		$8.54		$8.72		$8.47
Tangible book value (period end) (1)	$8.40		$8.07		$7.41		$7.64		$7.38

Share Price Data (period end)
Closing Price	$32.23		$26.96		$27.48		$25.80		$22.65
Diluted earnings multiple (2)	22.57	x	19.99	x	22.10	x	22.53	x	20.53	x
Book value multiple	3.39	x	2.93	x	3.22	x	2.96	x	2.67	x

Common Stock Information
Outstanding shares at end of period	20,400,103		20,346,303		20,344,073		19,954,848		19,707,328

Number of shares used to compute:
Basic earnings per share	19,911,662		19,921,465		19,706,993		19,461,134		19,321,310
Diluted earnings per share	20,992,893		20,947,078		20,708,906		20,614,694		20,581,020

Capital Ratios (period end) (3):
Total equity to total assets	7.65%		7.95%		7.90%		8.14%		8.41%
Total risk-based capital ratio	11.29%		11.59%		12.14%		12.14%		12.71%
Tier-1 risk-based capital ratio	10.24%		10.52%		11.00%		11.01%		11.59%
Leverage ratio	7.71%		7.74%		7.82%		8.03%		8.25%

(1) Tangible book value is total capital less goodwill and other intangibles divided by outstanding shares at end of period.
(2) Period end closing stock price divided by annualized quarterly earnings for the quarter then ended.
(3) Capital ratios for the most recent period presented in the press release are based on preliminary data.
Note: All previously reported share and per share data has been restated to reflect the 2-for-1 stock split, effected in the form of a stock dividend, which occurred on May 31, 2004

Key Financial Data
Unaudited
(dollars in thousands)

	4Q04	3Q04	2Q04	1Q04	4Q03
Summary Income Statement
Interest Income
Interest and fees on loans	$22,802	$20,315	$18,702	$17,680	$16,588
Interest on investment securities	9,386	8,436	7,820	7,929	7,773
Interest on short-term investments	12	18	4	6	6
Total Interest Income	32,200	28,769	26,526	25,615	24,367

Interest Expense	12,028	10,284	9,192	8,064	7,595

Net Interest Income	20,172	18,485	17,334	17,551	16,772
Provision for loan losses	1,498	851	724	1,326	1,595
Net Interest Income after Provision for Loan Losses	18,674	17,634	16,610	16,225	15,177

Non Interest Income
Wealth management income	2,113	2,117	2,129	1,957	1,856
Mortgage banking income	834	776	782	464	451
Other income	903	1,006	561	559	582
Net securities gains (losses)	(123)	1,259	(1,166)	998	(163)
(Losses) gains on interest rate swap	(11)	(1,118)	1,325	(1,066)	280
Total Non Interest Income	3,716	4,040	3,631	2,912	3,006

Non Interest Expense
Salaries and benefits	7,124	6,811	6,057	6,035	5,670
Occupancy expense	1,567	1,394	1,350	1,360	1,472
Professional fees	1,082	1,407	1,451	1,114	1,189
Marketing	695	628	703	495	678
Data processing	529	520	513	446	391
Insurance	276	221	207	215	200
Amortization of intangibles	42	42	42	42	42
Other operating expenses	717	860	897	832	724
Total Non Interest Expense	12,032	11,883	11,220	10,539	10,366

Minority interest expense	64	74	65	67	52
Income Before Income Taxes	10,294	9,717	8,956	8,531	7,765
Income tax expense	2,768	2,654	2,500	2,581	2,042
Net income	$7,526	$7,063	$6,456	$5,950	$5,723

Key Financial Data
Unaudited
(dollars in thousands)

	4Q04	3Q04	2Q04	1Q04	4Q03
Credit Quality
Key Ratios
Net charge-offs (recoveries) to average loans	0.07%	0.11%	-0.01%	-0.03%	0.12%
Total non-performing loans to total loans	0.15%	0.17%	0.06%	0.06%	0.09%
Total non-performing assets to total assets	0.10%	0.10%	0.04%	0.04%	0.06%
Nonaccrual loans to:
total loans	0.07%	0.05%	0.01%	0.01%	0.00%
total assets	0.04%	0.03%	0.01%	0.01%	0.00%
Allowance for loan losses to:
total loans	1.15%	1.21%	1.23%	1.23%	1.23%
non-performing loans	751%	729%	2175%	1954%	1343%
nonaccrual loans	1742%	2228%	11422%	12626%	41369%

Non-performing assets:
Loans delinquent over 90 days	$1,438	$1,638	$644	$715	$1,088
Nonaccrual loans	1,090	797	151	131	36
Total non-performing assets	$2,528	$2,435	$795	$846	$1,124

Net loan charge-offs (recoveries):
Loans charged off	$328	$831	$0	$5	$367
(Recoveries)	(66)	(427)	(51)	(108)	(7)
Net charge-offs (recoveries)	$262	$404	($51)	($103)	$360

Provision for loan losses	$1,498	$851	$724	$1,326	$1,595

Allowance for Loan Losses Summary
Balance at beginning of period	$17,751	$17,304	$16,529	$15,100	$13,865
Provision	1,498	851	724	1,326	1,595
Net charge-offs (recoveries)	262	404	(51)	(103)	360
Balance at end of period	$18,987	$17,751	$17,304	$16,529	$15,100

Net loan charge-offs (recoveries):
Commercial real estate	-	-	-	-	-
Residential real estate	-	-	-	-	-
Commercial	$185	($314)	($49)	($105)	$312
Personal	77	718	(2)	2	48
Home equity	-	-	-	-	-
Construction	-	-	-	-	-
Total net loan charge-offs (recoveries)	$262	$404	($51)	($103)	$360

Balance Sheets
(dollars in thousands)

	unaudited	unaudited	unaudited	unaudited	audited
	12/31/04	09/30/04	06/30/04	03/31/04	12/31/03
Assets
Cash and due from banks	$49,534	$44,814	$22,414	$60,047	$49,115
Short-term investments	1,120	11,004	1,779	1,224	985
Investment securities: available-for-sale	763,985	759,328	722,582	692,678	669,262
Loans held for sale	7,200	8,014	6,419	4,133	4,420
Loans	1,653,363	1,471,083	1,407,586	1,344,706	1,224,657
Less: Allowance for loan losses	(18,986)	(17,751)	(17,304)	(16,529)	(15,100)
Net loans	1,634,377	1,453,332	1,390,282	1,328,177	1,209,557
Premises and equipment, net	6,486	6,013	5,711	5,924	6,233
Goodwill	20,547	20,547	20,547	19,242	19,242
Other assets	52,568	49,314	29,436	27,669	26,109
Total Assets	$2,535,817	$2,352,366	$2,199,170	$2,139,094	$1,984,923

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$165,170	$170,315	$163,543	$153,197	$135,110
Interest bearing demand deposits	106,846	89,538	89,810	79,453	85,083
Savings and money market deposits	854,163	864,794	683,205	646,838	562,234
Time deposits	746,456	683,885	736,846	743,411	764,932
Total deposits	1,872,635	1,808,532	1,673,404	1,622,899	1,547,359
Funds borrowed	414,519	301,558	306,447	297,537	219,563
Long-term debt - Trust Preferred Securities	20,000	20,000	20,000	20,000	20,000
Other liabilities	34,590	35,241	25,650	24,617	31,045
Total liabilities	2,341,744	2,165,331	2,025,501	1,965,053	1,817,967
Stockholders' equity	194,073	187,035	173,669	174,041	166,956
Total Liabilities and Stockholders' Equity	$2,535,817	$2,352,366	$2,199,170	$2,139,094	$1,984,923

Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	12/31/04	09/30/04	06/30/04	03/31/04	12/31/03
Assets
Cash and due from banks	$27,459	$26,706	$31,788	$35,533	$33,812
Short-term investments	1,878	3,949	1,944	1,648	1,597
Investment securities: available-for-sale	775,602	744,446	713,099	690,826	652,463
Loans held for sale	6,324	4,704	10,335	3,640	4,481
Loans	1,535,642	1,432,003	1,370,030	1,263,047	1,175,718
Less: Allowance for loan losses	(18,167)	(17,781)	(16,838)	(15,544)	(14,332)
Net loans	1,517,475	1,414,222	1,353,192	1,247,503	1,161,386
Premises and equipment, net	6,251	5,788	5,854	6,153	6,332
Goodwill	20,547	20,547	19,242	21,338	19,233
Other assets	52,493	51,115	28,874	25,179	25,079
Total Assets	$2,408,029	$2,271,477	$2,164,328	$2,031,820	$1,904,383

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$168,942	$157,312	$152,817	$127,635	$122,372
Interest bearing demand deposits	99,758	89,754	88,982	84,975	82,293
Savings and money market deposits	867,787	780,746	660,324	580,663	541,432
Time deposits	688,156	719,528	724,794	717,282	772,564
Total deposits	1,824,643	1,747,340	1,626,917	1,510,555	1,518,661
Funds borrowed	342,184	293,942	320,766	305,930	183,290
Long-term debt - Trust Preferred Securities	20,000	20,000	20,000	20,000	20,000
Other liabilities	30,412	26,901	22,469	23,301	20,619
Total liabilities	2,217,239	2,088,183	1,990,152	1,859,786	1,742,570
Stockholders' equity	190,790	183,294	174,176	172,034	161,813
Total Liabilities and Stockholders' Equity	$2,408,029	$2,271,477	$2,164,328	$2,031,820	$1,904,383

Average Year-To-Date Balance Sheets
(unaudited, dollars in thousands)

	12/31/04	09/30/04	06/30/04	03/31/04	12/31/03
Assets
Cash and due from banks	$30,387	$31,557	$33,630	$35,533	$36,548
Short-term investments	2,358	2,468	1,797	1,648	6,348
Investment securities: available-for-sale	731,152	727,466	701,963	690,826	569,718
Loans held for sale	7,028	5,350	8,842	3,640	9,359
Loans	1,399,849	1,365,261	1,314,683	1,263,047	1,075,344
Less: Allowance for loan losses	(17,087)	(16,844)	(16,191)	(15,544)	(13,109)
Net loans	1,382,762	1,348,417	1,298,492	1,247,503	1,062,235
Premises and equipment, net	6,013	5,895	6,008	6,153	6,478
Goodwill	20,850	20,917	20,290	21,338	19,353
Other assets	39,735	35,278	25,929	25,179	24,531
Total Assets	$2,220,285	$2,177,348	$2,096,951	$2,031,820	$1,734,570

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$151,588	$147,818	$140,188	$127,635	$103,073
Interest bearing demand deposits	90,888	87,906	86,978	84,975	74,926
Savings and money market deposits	722,923	683,121	620,493	580,663	496,607
Time deposits	712,399	734,053	721,038	717,282	722,990
Total deposits	1,677,798	1,652,898	1,568,697	1,510,555	1,397,596
Funds borrowed	315,719	302,291	313,348	305,930	175,451
Long-term debt - Trust Preferred Securities	20,000	20,000	20,000	20,000	20,000
Other liabilities	26,370	24,646	21,459	23,301	17,924
Total liabilities	2,039,887	1,999,835	1,923,504	1,859,786	1,610,971
Stockholders' equity	180,398	177,513	173,447	172,034	123,599
Total Liabilities and Stockholders' Equity	$2,220,285	$2,177,348	$2,096,951	$2,031,820	$1,734,570